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                                                                    Exhibit 99.2


            Interliant Sells PeopleSoft Consulting Group to Springbow
                                    Solutions

Sale Marks the Successful Completion of Interliant's Restructuring Efforts

PURCHASE, NY, and IRVING, TX, FEBRUARY 12, 2002 -- Interliant, Inc. (Nasdaq:
INIT), a leading application service provider (ASP), today completed the sale of its PeopleSoft consulting group to Texas-based Springbow Solutions, Inc., a leading provider of business-to-employee (B2E) solutions built on Portal, Integration, and Web Services technology. As part of the transaction, Springbow intends to retain substantially all of the group's employees and to continue to operate the business in the Minneapolis, MN area. The transaction was effective February 11, 2002, and was completed for an undisclosed amount of cash.

"The acquisition of the PeopleSoft consulting group extends our capabilities in the use of technology to improve the productivity of our clients' employees," said Joe Eazor, president and chief executive of Springbow. "The consulting group's strong PeopleSoft implementation capabilities and its history of excellent client service will connect extremely well with our existing capabilities and our plans going forward."

"The sale of the PeopleSoft consulting unit, the last of Interliant's non-core assets, officially completes Interliant's restructuring, which we undertook last year to enhance Interliant's competitiveness and create the greatest opportunity for profitability," said Bruce Graham, Interliant's chief executive officer. "With the successful divestiture of these assets, we are now a leaner, stronger company, better positioned for growing and driving revenue in our core business."

In April 2001, Interliant initiated the restructuring of its business into four core offerings that represented the greatest opportunity for growth: INIT Managed Messaging (Lotus Domino and Microsoft Exchange), INIT Managed Hosting, INIT Web Hosting, and INIT Security, plus associated professional services. Additionally, the company sold the following business units that were not core to its narrowed focus: music-on-hold in January 2002, low-end dedicated and shared Web hosting in October 2001, Third Party Administrator (TPA) in September 2001, and enterprise resource planning (ERP) and customer relationship management (CRM) hosting in July 2001.

                                 About Springbow

Springbow Solutions, Inc., is a leading provider of business-to-employee (B2E) solutions built on Portal, Integration, and Web Services technology based in the Dallas, Texas area. Springbow has worked with Frito Lay, Lehman Brothers, Nokia and Johnson Controls on the application of technology to the management of employees. Springbow's scope of services include the development and deployment of technology that automates and enhances labor intensive processes. These solutions are delivered on a project or outsourcing basis, depending on the needs of each client. Springbow has been funded by the New

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York investment firms of Sandler Capital Partners and Wheatley Partners. For more information about Springbow, visit www.springbow.com or call Alan Hazleton at (972) 915-9750.

About Interliant
----------------

Interliant, Inc. (Nasdaq:INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, Web Hosting (branded solutions/private label), and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign/Network Solutions (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com.
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Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the
United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

     This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.